As filed with the Securities and Exchange Commission on
                                 May 30, 1996
                                             Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549
                     ___________________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                     ____________________________________

                    CIRCUS CIRCUS ENTERPRISES, INC.

              (Exact name of issuer as specified in its charter)

               NEVADA                      88-0121916
(State or other jurisdiction of    (I.R.S. Employer Identification No.)
incorporation or organization)

   2880 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NEVADA     89109
(Address of Principal Executive Offices)               (Zip Code)

 CIRCUS CIRCUS ENTERPRISES, INC. 1995 SPECIAL STOCK OPTION PLAN
                        (Full Title of the Plan)

            MIKE SLOAN, 2880 LAS VEGAS BOULEVARD SOUTH
                      LAS VEGAS, NEVADA 89109
                   (Name and address of agent for service)

                         (702) 734-0410
        (Telephone number, including area code, of agent for service)

                                   Copy to:
                          Howell J. Reeves, Esquire
                     Wolf, Block, Schorr and Solis-Cohen
                         12th Floor, Packard Building
                          15th and Chestnut Streets
                           Philadelphia, PA  19102

                       CALCULATION OF REGISTRATION FEE
_______________________________________________________________________
                            Proposed   Proposed
                            Maximum    Maximum
Title of         Amount     Offering   Aggregate       Amount of
Securities to    to be      Price      Offering Price  Registration
be Registered    Registered Per Share* Per Share*      Fee

Common Stock,    3,300,000
$.01  Par Value  Shares**   $38.625    $127,462,500    $43,952.59

* The maximum offering price per share has been established for purposes of calculating the registration fee in accordance with Rule 457.

** Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

                      CIRCUS CIRCUS ENTERPRISES, INC.

                           CROSS REFERENCE SHEET

Pursuant to Rule 404 and Item 501 of Regulation S-K

Form S-8 Item No.
                                        Heading in Prospectus
1.   Plan Information


     (a)  General Plan
          Information                   Cover Page; Description of the
                                        Plan; Reports of the Company;
                                        Administration

     (b)  Securities to be
          Offered                       Cover Page; Description of the
                                        Plan

     (c)  Employees Who May
          Participate in the
          Plan                          Description of the Plan -
                                        Description of Options Granted
                                        Pursuant to the Plan

     (d)  Purchase of
          Securities Pursuant
          to the Plan and
          Payments for
          Securities
          Offered                       Description of the Plan -
                                        Description of Options Granted
                                        Pursuant to the Plan

     (e)  Resale Restrictions           Restrictions on Resale

     (f)  Tax Effects of Plan
          Participation                 Description of the Plan -
                                        Certain Federal Income Tax
                                        Aspect of the Plan

     (g)  Investment of Funds           Not Applicable

     (h)  Withdrawal from the
          Plan; Assignment of
          Interest                      Description of the Plan - Non-
                                        Transferability of Options and
                                        - Consequences of Certain
                                        Events Affecting Employment

     (i)  Forfeitures and
          Penalties                     Description of the Plan -
                                        Consequences of Certain Events
                                        Affecting Employment


     (j)  Charges and
          Deductions and Liens
          Therefor                      Description of the Plan -
                                        Consequences of Certain Events
                                        Affecting Employment


2.   Registrant Information and    Reports of the Company;
     Employee Plan Annual          Incorporation of Certain
     Information                   Documents by Reference
                                                                 PROSPECTUS


                      CIRCUS CIRCUS ENTERPRISES, INC.

                             3,300,000 Shares

                     Common Stock, $.01-2/3 Par Value

          Offered Pursuant to the 1995 Special Stock Option Plan

     The shares covered by this Prospectus are being offered by Circus Circus Enterprises, Inc. (the "Company") pursuant to the Company's 1995 Special Stock Option Plan (the "Plan") which provides for the granting of stock options covering up to 3,300,000 shares of the Company's Common Stock, $.01-2/3 par value ("Common Stock"), subject to adjustment in the event of any changes in the Common Stock resulting from stock dividends, stock splits and similar changes.

                              _______________

     The Common Stock of the Company is listed on the New York
Stock Exchange and the Pacific Stock Exchange. On May 24, 1996, the last reported sale price of the Common Stock on the New York
Stock Exchange Composite Tape was $38.625 per share.

                              _______________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              _______________

     THE NEVADA GAMING COMMISSION HAS NOT PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
THE CONTRARY IS UNLAWFUL.

                              _______________




               The date of this Prospectus is May 30, 1996.
                          ADDITIONAL INFORMATION

     The Company has filed a Registration Statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the financial schedules and exhibits filed or incorporated as a part thereof. Items of information omitted from this Prospectus but contained in the Registration Statement may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied (at prescribed rates) at the Public Reference Section offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; Seven World Trade Center, 13th Floor, New York, New York 10007; and Suite 1100, 5670 Wilshire Boulevard, Los Angeles, California 90036-3648. In addition, the Common Stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     No person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer described herein, and any information or representation not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell these securities in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time subsequent to its date.

     The Company will provide, without charge, to each person to whom this Prospectus is delivered, a copy of the Company's annual report to stockholders for its last fiscal year together with a copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith (not including exhibits to such information, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) upon the written or oral request of such person. Requests should be directed to the Company's General Counsel, Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (telephone 702-734-
0410).


                          DESCRIPTION OF THE PLAN

Background

     Pursuant to an Agreement and Plan of Merger dated as of March 19, 1995 (the "Merger Agreement") and an Exchange Agreement dated as of March 19, 1995 (the "Exchange Agreement" and, together with the Merger Agreement, the "Gold Strike Agreements"), the Company agreed, subject to the receipt of certain regulatory approvals and the satisfaction of certain conditions, to acquire certain entities (collectively the "Gold Strike Entities") which owned the Gold Strike Hotel & Gambling Hall and the Nevada Landing Hotel & Casino in Jean, Nevada, the Railroad Pass Hotel & Casino in Henderson, Nevada, a 50% interest in a joint venture partnership with an affiliate of Hyatt Development Corporation which owns the Grand Victoria, a riverboat casino and land-based entertainment complex in Elgin, Illinois, a 50% interest in a joint venture partnership with an affiliate of Mirage Resorts, Incorporated which is developing Monte Carlo, a 3,000-room gaming resort near the south end of the Las Vegas Strip scheduled to open June 21, 1996 and certain other assets (collectively the "Gold Strike Properties").

     On March 19, 1995, the Board of Directors adopted the 1995 Special Stock Option Plan (the "Plan"), subject to the Company's acquisition of the Gold Strike Entities (which occurred on June 1, 1995) and approval of the Plan by the Company's stockholders (which was obtained on June 22, 1995). The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974. The description of the Plan contained in this prospectus is qualified in all respects by the actual provisions of the Plan, a copy of which will be provided to a Designated Optionee (as defined) upon request. See "Reports of the Company."

Description of Options Granted Pursuant to the Plan

     On March 19, 1995, the Company's Compensation Committee, which administers the Plan (the "Committee"), granted options to the individuals named in the following table (collectively the "Designated Optionees") pursuant to the Plan. The following table sets forth for each of the Designated Optionees the number of shares of the Company's Common Stock issuable to such individual upon the exercise of such options:

Name and Position                                          Number of Shares

Clyde T. Turner. . . . . . . . . . . . . . . . . . . . . . . . . .2,000,000
  Chairman of the Board and
  Chief Executive Officer

Glenn W. Schaeffer . . . . . . . . . . . . . . . . . . . . . . . . .900,000
  President, Chief Financial Officer
  and Treasurer

Antonio C. Alamo . . . . . . . . . . . . . . . . . . . . . . . . . .200,000
  Senior Vice President--Operations

Gregg H. Solomon . . . . . . . . . . . . . . . . . . . . . . . . . .200,000
  Senior Vice President--Operations

     Each of the aforementioned options will, according to their respective terms, become fully exercisable in the event of a "Change of Control" as defined in the optionee s employment agreement or if the optionee s employment with the Company is terminated (i) by the Company without "Cause", or (ii) by the optionee for "Good Reason" each as defined in the Plan.

     Mr. Turner's options, for which he paid the Company a purchase price of $1 per share, or an aggregate of $2,000,000 in accordance with the terms of such options, were granted with an exercise price of $27.875 per share (representing 110% of the fair market value of the Company's Common Stock on the date of the grant). Such options will become exercisable as to 666,667 shares each on June 1, 1996 and June 1, 1997, respectively, and as to an additional 666,666 shares on June 1, 1998. Unless earlier exercised or terminated, Mr. Turner's options expire on March 19, 2002.

     Mr. Schaeffer's options include (i) options to purchase 500,000 shares of the Company's Common Stock at a purchase price of $25.25 per share (representing the fair market value of the Common Stock on the date of the grant) which become exercisable as to 100,000 shares on June 1, 1996 and as to an additional 100,000 shares on June 1, 1997, June 1, 1998, June 1, 1999 and
June 1, 2000, respectively, (ii) options to purchase an additional 200,000 shares at a purchase price of $30.30 per share (representing 120% of the fair market value of the Common Stock on the date of the grant) which become exercisable as to 40,000 shares on June 1, 1996 and as to an additional 40,000 shares on June 1, 1997, June 1, 1998, June 1, 1999 and June 1, 2000,
respectively, and (iii) options to purchase an additional 200,000 shares at a purchase price of $32.825 per share (representing 130% of the fair market value of the Common Stock on the date of the grant) which become exercisable as to 40,000 shares on June 1, 1996 and as to an additional 40,000 shares on June 1, 1997, June 1, 1998, June 1, 1999 and June 1, 2000, respectively. Unless earlier exercised or terminated, Mr. Schaeffer's options expire on March 19, 2005.

     Mr. Alamo's options entitle him to purchase 200,000 shares of the Company s Common Stock at a purchase price of $25.25 per share (representing the fair market value of the Common Stock on the date of the grant) which become exercisable as to 40,000 shares on June 1, 1996 and as to an additional 40,000 shares on June 1, 1997, June 1, 1998, June 1, 1999 and June 1, 2000,
respectively. Unless earlier exercised or terminated, Mr. Alamo's options expire on March 19, 2005.

     Mr. Solomon's options entitle him to purchase 200,000 shares of the Company s Common Stock at a purchase price of $25.25 per share (representing the fair market value of the Common Stock on the date of the grant) which become exercisable as to 40,000 shares on June 1, 1996 and as to an additional 40,000 shares on June 1, 1997, June 1, 1998, June 1, 1999 and June 1, 2000,
respectively. Unless earlier exercised or terminated, Mr. Solomon s options expire on March 19, 2005.

Purposes of the Plan

     The purposes of the Plan are to enable the Company to retain the services of its Chief Executive Officer, Clyde T. Turner, and afford him the opportunity to substantially increase his ownership interest in the Company's Common Stock, and to attract and retain the services of the other Designated Optionees who were, prior to the Company's acquisition of the Gold Strike Entities, senior executive officers of certain of the Gold Strike Entities. The full text of the Plan is included as an exhibit to the registration statement of which this Prospectus is a part, and the following description is qualified in its entirety by reference to the Plan.

Grants of Options

     The Plan authorizes the Committee (subject in each instance to conditions subsequently satisfied relating to approval of the Plan by the Company's stockholders and the Company s acquisition of the Gold Strike Entities), to grant stock options not intended to qualify as "incentive stock options", as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to purchase up to an aggregate of 3,300,000 shares of the Company's Common Stock, $.01-2/3 par value. Under the terms of the Plan, stock options may be granted pursuant thereto for a term of up to ten years. The aforementioned grants of options to the Designated Optionees on March 19, 1995 cover the entire 3,300,000 shares permitted to be issued pursuant to the Plan.

     Under the terms of the Plan, if a stock option or portion thereof expires or is terminated, canceled or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such stock option or portion thereof shall not be available for future grants of stock options under the Plan. Because options have been granted pursuant to the Plan to purchase the maximum number of shares of Common Stock that may be issued pursuant to the Plan, this provision precludes any future grant of options pursuant to the Plan regardless of the ultimate disposition of the Plan's currently outstanding options.

     Under the terms of the Plan, options could be granted by the Committee pursuant thereto only to the Designated Optionees. The Committee was authorized by the Plan to grant stock options to purchase such number of shares of Common Stock (subject to the below-mentioned limitation on the number of options that could be granted to any one Designated Optionee) as the Committee might, in its sole discretion, determine. In granting stock options, the Committee, on an individual basis, might vary the number of stock options as between the Designated Optionees and, within the aforementioned limit, might grant stock options to a Designated Optionee in such amounts as the Committee might determine in its sole discretion. The Committee may amend or waive any term or condition of a stock option, including any condition to the exercisability of any such option, and no such amendment or waiver shall in any way diminish the effectiveness of such option as granted on its date of grant, as so amended or as so modified by the waiver, or constitute the grant of a new stock option.

     Under terms of the Plan, the exercise price of stock options granted pursuant to the Plan may not be less than the fair market value of the Common Stock as of the date of grant. Stock options may not be granted under the Plan to any Designated Optionee to purchase in excess of 2,000,000 shares of the Company's Common Stock. The option exercise price for each option granted pursuant to the Plan must be paid in cash, by check, bank draft or money order, or, in the discretion of the Committee, with Common Stock of the Company owned by the optionee or deliverable upon the exercise of an option and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares to be so purchased, or a combination thereof.

Amendment of the Plan

     The Plan can be amended, suspended, reinstated or terminated by the Board of Directors, provided, however, that without approval of the Company's stockholders, no amendment shall be made which (i) increases the maximum number of shares of Common Stock which may be subject to stock options granted under the Plan, except for specified adjustment provisions, (ii) extends the term of the Plan, (iii) increases the period during which a stock option may be exercised beyond ten years from the date of the grant, (iv) materially increases the benefits accruing to optionees under the Plan, (v) materially modifies the requirements as to eligibility for participation in the Plan, or
(vi) will cause stock options granted under the Plan to fail to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Plan will continue in effect until March 19, 2005, unless previously terminated by the Board of Directors.

Non-Transferability of Options

     Options granted pursuant to the Plan are not assignable or transferable except by will or the laws of descent and distribution. Options acquired pursuant to the Plan may be exercised during the optionee's lifetime only by the optionee (or the optionee's guardian or legal representative).

Consequences of Certain Events Affecting Employment

     If an optionee's employment by, or relationship with, the Company or its subsidiaries shall terminate as a result of such optionee's total disability, each stock option held by such optionee (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such optionee for a period of six months after termination unless such stock option expires earlier by its terms. For purposes of the foregoing sentence, "total disability" means permanent mental or physical disability as determined by the Committee. In the event of the death of an optionee, each stock option held by such optionee (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of death) by the executor or administrator of the optionee's estate or by the person or persons to whom the deceased optionee's rights thereunder have passed by will or by the laws of descent or distribution, and shall remain so exercisable for a period of six months after such optionee's death unless such stock option expires earlier by its terms. If an optionee's employment by the Company shall terminate by reason of such optionee's retirement in accordance with Company policy, each stock option held by such optionee at the date of termination (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such optionee for a period of six months after termination, unless the stock option expires earlier by its terms. In the event the Company terminates the employment of an optionee without "Cause" or the optionee terminates his employment with the Company for "Good Reason", as such terms shall be defined in any employment agreement between the Company and optionee, each stock option held by such optionee (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable for a period of six months after such termination unless such stock option expires earlier by its terms. In the event an optionee's employment by, or relationship with, the Company shall terminate for any other reason while such optionee holds stock options granted under the Plan, then all rights of any kind under any outstanding stock option held by such optionee which shall not have previously lapsed or terminated and which are exercisable on the date of termination of employment shall remain so exercisable by such optionee for a period of three months after termination unless such stock option expires earlier by its terms.

Changes in Capitalization

     The purchase price and the number and kind of shares that may be purchased upon exercise of options granted pursuant to the Plan, and the number of shares which may be granted pursuant to the Plan, are subject to adjustment in certain events, including any stock splits, recapitalization and reorganizations in accordance with the terms of the Plan.

Administration of the Plan

     The Plan is administered by the Committee, which is appointed by the Company s Board of Directors. The Committee, as presently constituted, conforms to the Plan s requirement that it consist of two or more members of the Board of Directors, each of whom must be a disinterested person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an outside director for purposes of Section 162(m) of the Code. Vacancies on the Committee, howsoever caused, are filled by the Company s Board of Directors. See Administration .

Certain Federal Income Tax Aspects of the Plan

     Set forth below is a general summary of the Federal income tax consequences associated with the Plan.

     Non-Qualified Options. Options granted under the Plan are not intended to qualify for the favorable Federal income tax treatment accorded to incentive stock options under Section 422 of the Code. An optionee should not recognize any income for Federal income tax purposes at the time of the grant of any option under the Plan. When the option is exercised, however, the excess of the fair market value of the shares of Common Stock acquired pursuant to such exercise, determined at the time of exercise, over the option price will constitute ordinary income to the optionee. Subject to applicable limitations, the Company is entitled to a corresponding income tax deduction equal to the amount of such ordinary income for the taxable year in which the optionee is required to recognize such income for Federal income tax purposes. The optionee's tax basis in the shares generally will be equal to the option price paid for the shares plus the amount of any income recognized by the optionee upon the exercise of the option. Upon a subsequent disposition of the shares acquired pursuant to the exercise of an option, the optionee will recognize capital gain or loss (if the stock is a capital asset of the optionee) which will be treated as long-term capital gain or loss if the shares have been held for a period of more than one year.

     Taxation of Capital Gains and Ordinary Income. Presently, the maximum effective Federal income tax rate for individuals applicable to long-term capital gains is 28%, whereas the maximum effective Federal income tax rate for individuals applicable to ordinary income is 39.6%. Capital losses generally are only deductible against capital gains and, for individuals, a limited amount ($3,000 per year) of ordinary income.

     Code Section 162(m). Section 162(m) of the Code limits the Company's deduction for compensation paid to certain executives to $1,000,000 per year. "Qualified performance-based compensation" which is paid pursuant to a plan approved by stockholders, is administered by a compensation committee composed of "outside directors" and meets the other requirements of Code Section 162(m) and the regulations thereunder is excluded from the $1,000,000 limitation. The Plan has been written and is intended to be administered in a manner which will enable the compensation attributable to stock options under the Plan to be treated as "qualified performance-based compensation" under Code
Section 162(m) and the regulations.

Sources of Stock

     Common Stock issuable upon exercise of options granted pursuant to the Plan can be either authorized but unissued shares or shares previously issued and subsequently reacquired and held as treasury shares by the Company. However, the Company currently intends to utilize only treasury shares to meet its requirements under the Plan.


                          RESTRICTIONS ON RESALE

     Certain officers and directors of the Company, including each of the Designated Optionees, may be deemed to be "affiliates" of the Company for purposes of the Securities Act of 1933. Shares acquired under the Plan by an affiliate or, under certain conditions, by persons who are not employees of the Company at the time of exercise of the Options or not otherwise deemed to be employees of the Company, may only be re-offered or resold pursuant to an effective registration statement under the Securities Act of 1933 or in accordance with Rule 144 thereunder. An affiliate, or any person who is not an employee of the Company or not deemed to be an employee of the Company, may not re-offer or resell shares by means of this Prospectus.

     Under Section 16(b) of the Securities Exchange Act of 1934, as amended, if a director or officer of the Company, or a person who beneficially owns, directly or indirectly, more than ten percent of the Common Stock of the Company, purchases and sells, or sells and then purchases, Common Stock of the Company within a six-month period, any profit on any of the sales must be paid to the Company. The provisions of Section 16(b) are generally known as the "short-swing profit" provisions. However, in certain cases specific rules exempt certain transactions from the short-swing profit provisions provided applicable conditions set forth in the rules are complied with. All directors and officers of the Company and all persons who beneficially own, directly or indirectly, more than ten percent of the Common Stock of the Company, should, therefore, consider the limitations imposed by
Section 16(b) prior to purchasing or selling any Common Stock.


                              ADMINISTRATION

     The Plan is administered by a Committee, which is appointed by the Company's Board of Directors and consists of at least two members of the Board of Directors, each of whom shall be a disinterested person (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934) and an outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board may fill all vacancies on the Committee or add members to the Committee. Members of the Committee may be removed by the Board at any time with or without cause. The Committee selects one of its members as Chairman, and holds meetings at such times and places as it may determine.

     The Committee may act only by majority of its members then in office; however, the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee. The Committee has the full power, subject to and within the limits of the Plan, to:
(i) interpret and administer the Plan, and options granted pursuant thereto; (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations (and in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any option in a manner and to the extent it shall deem necessary to make the Plan fully effective); (iii) determine those persons to whom options shall be granted and the number of options to be granted to any person; (iv) determine the terms of options granted under the Plan, consistent with the provisions of the Plan; and (v) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company. The interpretation and construction by the Committee of any provisions of the Plan or of any option shall be final, binding and conclusive. The present Committee members, each of whom is a director of the Company, are Tony Coelho, Arthur M. Smith, Jr. and Fred W. Smith. Requests for additional information concerning the Committee, the Committee s members or the Plan may be made to the individual and in the same manner as requests described under "Reports of the Company".

     The Plan provides that no member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person s own fraud or bad faith.


                          REPORTS OF THE COMPANY

     The Company's Quarterly and Annual Reports to Stockholders, proxy soliciting material and other communications distributed to the Company's stockholders generally will be provided to each of the Designated Optionees so long as such optionee is entitled to purchase Common Stock pursuant to the Plan. If a holder of an option granted pursuant to the Plan does not for some reason receive a copy of any of such reports, material or other communications, or he wishes to receive a copy of the Plan, he may obtain copies of the same which the Company will provide promptly without charge upon written or oral request. Such request should be directed to the Company's General Counsel, Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (702-734-0410).


                         INCORPORATION OF CERTAIN
                          DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference, the following documents, each of which shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof with the Securities and Exchange Commission:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996, filed pursuant to Section
          13(a) of the Securities Exchange Act of 1934 (the
          "Exchange Act");

     (b)  Amendment No. 1 on Form 10-K/A to the Company s Annual
          Report on Form 10-K for the fiscal year ended January
          31, 1996, filed pursuant to Section 13(a) of the Exchange Act;

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A declared effective by the Securities and Exchange Commission on October 25, 1983, and any amendments or reports filed for the purpose of updating such description;

     (d)  The description of the Company's Common Stock Purchase
          Rights contained in the Company's Registration
          Statement on Form 8-A declared effective by the Securities and Exchange Commission on August 12, 1994 and any amendments or reports filed for the purpose of updating such description; and

     (e) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

     Copies of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents which this Prospectus incorporates), are available to any person receiving a copy of this Prospectus upon written or oral request. Such request should be directed to the Company's General Counsel, Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (702-734-0410). See "Additional Information."


                                  EXPERTS

     The consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended January 31, 1996, incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein by reference in reliance upon the authority of such firm as experts in giving said report.


                             TABLE OF CONTENTS
                                                                       Page
Additional Information. . . . . . . . . . . . . . . . . .    2
Description of the Plan . . . . . . . . . . . . . . . . .    3
    Background. . . . . . . . . . . . . . . . . . . . . .    3
    Description of Options Granted Pursuant to the Plan .    3
    Purposes of the Plan. . . . . . . . . . . . . . . . .    5
    Grants of Options . . . . . . . . . . . . . . . . . .    5
    Amendment of the Plan . . . . . . . . . . . . . . . .    6
    Non-Transferability of Options. . . . . . . . . . . .    7
    Consequences of Certain Events Affecting Employment .    7
    Changes in Capitalization . . . . . . . . . . . . . .    8
    Administration of the Plan. . . . . . . . . . . . . .    8
    Certain Federal Income Tax Aspects of the Plan. . . .    8
    Sources of Stock. . . . . . . . . . . . . . . . . . .    9
Restrictions on Resale. . . . . . . . . . . . . . . . . .    9
Administration. . . . . . . . . . . . . . . . . . . . . .   10
Reports of the Company. . . . . . . . . . . . . . . . . .   11
Incorporation of Certain Documents by Reference . . . . .   11
Experts . . . . . . . . . . . . . . . . . . . . . . . . .   12

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    Reference is made to the information appearing under the heading "Incorporation of Certain Documents by Reference" in the Prospectus constituting a part of this Registration Statement, which information is incorporated herein by this reference.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    Section 78.751 of the Nevada Revised Statutes (the "Nevada Law") permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, in an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless a court of competent jurisdiction determines that in view of all the circumstances of the case, indemnification would be appropriate. The indemnification provisions of the Nevada Law expressly do not exclude any other rights a person may have to indemnification under any bylaw, among other things.

    In accordance with Nevada Revised Statutes 78.037, Article XI of the Company's Restated Articles of Incorporation provides that no director or officer of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which include intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes 78.300.

    Article X, Section 10.2 of the Company's Restated Bylaws provides for mandatory indemnification of directors and officers to the fullest extent now or hereafter permitted by law.

    The Company maintains a liability insurance policy under which officers and directors are generally indemnified against losses and liability (including costs, expenses, settlements, and judgments) incurred by them in such capacities, individually or otherwise, other than specified excluded losses. The insurance policy will pay on behalf of the Company all covered losses for which the Company grants indemnification of each officer or director as permitted by law which the officer or director becomes legally obligated to pay on account of an indemnifiable claim. The policy would generally cover, in addition to other liabilities, liabilities arising under the federal securities laws; however, the subject of loss may not include any claim or claims under federal or state law arising out of or relating to
(i) the filing of a registration statement with the Securities and Exchange Commission or the offer or sale by means of a prospectus of any security with respect to which a registration statement has been filed, including, but not limited to, any claim asserting that such registration statement or prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any underwriting agreement for the offer or sale of any security, or
(iii) any accounting of profits from the purchase or sale of securities of the Company under Section 16(b) of the Securities Exchange Act of 1934 or a similar state law.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.   Exhibits.

4   Circus Circus Enterprises, Inc. 1995 Special Stock Option
    Plan and Forms of Non-Qualified Stock Option Plan
    Certificate and Agreement (Incorporated by reference to Exhibit 10(gg) to the Company's Annual Report on Form 10-K for the year ended January 31, 1995).

23  Consent of Arthur Andersen LLP

Item 9.   Undertakings.

    The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i)  To include any prospectus required by Section
    10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 29th of May, 1996.

                        CIRCUS CIRCUS ENTERPRISES, INC.


                        By:CLYDE T. TURNER
                            CLYDE T. TURNER, Chairman of the
                           Board and Chief Executive Officer

                             POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clyde T. Turner, Michael S. Ensign and William A. Richardson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature           Title                         Date


CLYDE T. TURNER          Chairman of the Board        May 29, 1996
CLYDE T. TURNER          and Chief Executive Officer
                         (Principal Executive Officer)


MICHAEL S. ENSIGN        Vice Chairman of the Board   May 29, 1996
MICHAEL S. ENSIGN        and Chief Operating Officer



      Signature                   Title                Date



WILLIAM A. RICHARDSON    Executive Vice President      May 29, 1996
William A. Richardson   and Director


GLENN W. SCHAEFFER       President, Chief Financial    May 29, 1996
Glenn W. Schaeffer       Officer, Treasurer and Director
                         (Principal Financial Officer)


KURT SULLIVAN            Senior Vice President -       May 29, 1996
Kurt Sullivan            Operations and Director


LES MARTIN               Controller (Principal         May 29, 1996
Les Martin               Accounting Officer)


                         Director                      May   , 1996
Tony Coehlo


                         Director                      May   , 1996
Carl F. Dodge


                          Director                      May   , 1996
William N. Pennington


                         Director                      May   , 1996
Arthur M. Smith, Jr.


FRED W. SMITH            Director                      May 29, 1996
Fred W. Smith



                                                                  Exhibit 23







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 28, 1996 included or incorporated by reference in Circus Circus Enterprises, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1996 and to all references to our Firm included in this Registration Statement.



                                  ARTHUR ANDERSEN LLP








Las Vegas, Nevada
May 28, 1996